UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2008

Max Capital Group Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 12, 2008, the Registrant announced that William H. Heyman, a director of the Registrant whose term expires in May 2008, has indicated his intention not to seek re-election as a director of the Registrant.

In addition, the Registrant nominated Mr. James MacNaughton for election as a director at the 2008 Annual Meeting of the Shareholders.

Item 8.01 Other Events.

On February 8, 2008, the Registrant increased its share repurchase authorization to effectuate the repurchase of 1,031,178 of the Registrant’s common shares from Capital Z Investments, L.P. ("Cap Z"). The repurchase amount for these shares was $29.7 million. This repurchase followed Cap Z's exercise of all of its outstanding warrants with respect to the Registrant. On February 12, 2008, the Registrant further increased its share repurchase authorization. Following this authorization, the amount available as of February 12, 2008 under the board-approved share repurchase plan is $100 million.

On February 12, 2008, the Registrant's Board of Directors declared a dividend of $0.09 per share. The dividend is payable on March 11, 2008 to shareholders of record as of February 26, 2008.

The Registrant issued a news release on February 13, 2008 announcing the above described updates to its share repurchase program and dividend, which news release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 News Release of Max Capital Group Ltd., dated February 13, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

February 14, 2008	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Max Capital Group Ltd., dated February 13, 2008